Exhibit 5.1

[Navitas Semiconductor Letterhead]

April 14, 2023

Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640

Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) 4,204,242 shares (the “Resale Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), for resale by the selling stockholder thereof; (ii) shares of Class A Common Stock issuable by the Company (the “Common Stock”); (iii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”); (iv) debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”); (v) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vi) rights to purchase shares of Common Stock, Preferred Stock or other Securities, as defined below (the “Rights”); and (vii) units of the Company comprised of the Securities (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Rights, the “Securities”), I, as general counsel to the Company, have examined such corporate records, certificates, agreements and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is my opinion that:
1.    The Resale Shares are validly issued, fully paid and nonassessable.

2.    When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Second Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

3.    When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Second Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

Navitas Semiconductor Corporation
April 14, 2023

4.    When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture relating to the Debt Security so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the related Indenture and issued and sold as contemplated by the Registration Statement, the base prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.    When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.    When the Registration Statement has become effective under the Act, the terms of the rights agreement under which the Rights are to be issued (the “Rights Agreement”) have been duly established and the Rights Agreement has been duly executed and delivered by the parties thereto, the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and the Rights have been duly executed and authenticated in accordance with the Rights Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.    When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the Units are to be issued (the “Unit Agreement”) have been duly established and the Unit Agreement has been duly executed and delivered by the parties thereto, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Units have been duly executed and authenticated in accordance with the Unit Agreement and

Navitas Semiconductor Corporation
April 14, 2023

issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinions, I am not passing upon any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Resale Shares or the Securities.

The foregoing opinions are limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

    Yours very truly,
    /s/ Paul D. Delva
    Paul D. Delva
    Senior Vice President, General Counsel
    and Secretary